SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GSI Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GSI GROUP INC.

39 Manning Road

Billerica, Massachusetts 01821

(978) 439-5511

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held on Monday, May 15, 2006

NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders of GSI Group Inc., a New Brunswick corporation, which we refer to in this notice and in the attached management proxy circular as the Company, will be held at 2:00 p.m. (EDT) on Monday, May 15, 2006 at the Bedford Renaissance Hotel, 44 Middlesex Turnpike, Bedford, MA 01730 for the following purposes:

(a) to elect Directors;

(b) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

(c) to approve the Company’s adoption of the 2006 Equity Incentive Plan, as described in the management proxy circular accompanying this notice; and

(d) to transact such further or other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on Monday, March 27, 2006 will be entitled to vote at the meeting and at any adjournment or postponement thereof, provided that a subsequent transferee of shares may vote at the meeting if the transferee establishes ownership of the shares and requests not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting.

Shareholders who do not expect to attend the meeting in person are requested to complete, sign, date and return the form of proxy in the enclosed envelope to Computershare Investor Services Inc., the Company’s transfer agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, before 5:00 p.m. (EDT) on Thursday, May 11, 2006, or, in the event that the meeting is adjourned or postponed, prior to 5:00 p.m. (EDT) on the last business day prior to the date fixed for the adjourned or postponed meeting.

A copy of the management proxy circular and a form of proxy accompany this notice. This notice, the management proxy circular, the form of proxy and the Company’s annual report will be forwarded on or about Monday, April 17, 2006 to the holders of the Company’s common shares as of the close of business on Monday, March 27, 2006.

All monetary amounts listed in the proxy circular are in U.S. dollars, unless otherwise indicated.

DATED at Billerica, Massachusetts this 17th day of April, 2006.

By Order of the Board of Directors of

GSI Group Inc.

Daniel J. Lyne,

Secretary

GSI GROUP INC.

MANAGEMENT PROXY CIRCULAR

Solicitation of Proxies

This management proxy circular is furnished in connection with the solicitation of proxies by the management of the Company for use at the annual and special meeting of shareholders to be held at 2:00 p.m. (EDT) on Monday, May 15, 2006 at the Bedford Renaissance Hotel, 44 Middlesex Turnpike, Bedford, MA 01730. The solicitation will be made by mail, but proxies may also be solicited personally by employees of the Company. The cost of solicitation has been or will be borne by the Company. The Company may also pay brokers or nominees holding common shares of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

The notice of the meeting, this management proxy circular, the form of proxy and a copy of the Company’s annual report will be forwarded on or about Monday, April 17, 2006 to the Company’s shareholders of record as of the close of business on Monday, March 27, 2006.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are officers of the Company. A shareholder may appoint a person to represent him or her at the meeting, other than the persons already named in the attached form of proxy, by inserting the name of such other person in the blank space provided in the form of proxy or by completing another proper form of proxy. Such person need not be a shareholder. The completed form of proxy must be deposited with the Company at its principal executive offices at 39 Manning Road, Billerica, Massachusetts 01821, or with Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1, in either case no later than 5:00 p.m. (EDT) on Thursday, May 11, 2006, or, if the meeting is adjourned or postponed, prior to 5:00 p.m. (EDT) on the last business day prior to the date fixed for the adjourned or postponed meeting.

The shareholder executing the form of proxy may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy: (a) by delivering another properly executed form of proxy bearing a later date and depositing it in the manner described above; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing: (i) at the registered office of the Company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its adjournment or postponement, or (ii) with the chairman of the meeting on the day of the meeting, or at any reconvened meeting following its adjournment or postponement; or (c) in any other manner permitted by law.

Voting of Proxies

The officers named in the form of proxy attached to this management proxy circular will vote or withhold from voting the common shares of the Company in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them and, if a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such direction, the shares will be voted:

in favor of the election as Directors of the nominees named in this management proxy circular;

in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

in favor of the adoption of the 2006 Equity Incentive Plan.

The Board of Directors of the Company has fixed the close of business on Monday, March 27, 2006 as the record date for the determination of shareholders entitled to vote at the meeting. At the close of business on that date there were outstanding and entitled to vote 42,194,867 common shares of the Company. Each share is entitled to one vote, which may be cast as follows:

•	the vote for the election as Directors of the nominees named in this management proxy circular is cumulative and is described in more detail below;

•	the vote for the ratification of the appointment of the independent registered public accounting firm requires the approval of a majority of the common shares represented and cast in respect of such matter to be effective;

•	the vote for the approval of the 2006 Equity Incentive Plan requires the approval of a majority of the common shares cast at the meeting in respect of such matter to be effective.

No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of at least thirty-three and one-third percent (33 1/3%) of the outstanding shares as of the record date. Votes will be tabulated by the Company’s transfer agent subject to the supervision of persons designated by the Board of Directors of the Company as inspectors of election.

Voting for the Election of Directors. Section 65(1) of the Business Corporations Act (New Brunswick) provides for cumulative voting for the election of Directors so that each shareholder entitled to vote at an election of Directors has the right to cast an aggregate number of votes equal to the number of votes attached to the shares held by such shareholder multiplied by the number of Directors to be elected, and may cast all such votes in favor of a single candidate or distribute them among the candidates in any manner the shareholder decides. The statute further provides, in section 65(2), that a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution of the shareholders is passed unanimously permitting two or more persons to be elected by a single resolution. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes otherwise than equally among the nominees for whom such shareholder has directed the persons in the enclosed form of proxy to vote, such shareholder must do so personally at the meeting or by another form of proxy. On any ballot that may be called for the election of Directors, the persons named in the enclosed form of proxy intend to cast the votes to which the shares represented by such proxy are entitled equally among all the proposed nominees whose names are set forth in the table under “Election of Directors” below, except those, if any, excluded by the shareholder in the proxy, or unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of Directors.

Ownership of Directors and Executive Officers. As of the close of business Monday, March 27, 2006, the Directors and executive officers of the Company and their respective affiliates, as a group, may be deemed to be the beneficial owners of 1,990,605 common shares, representing approximately 4.7% of the outstanding common shares. The Directors and executive officers of the Company have indicated that they intend to vote their respective common shares in favor of the election as Directors of the nominees named in this management proxy circular, in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm and in favor of the approval of the 2006 Equity Incentive Plan.

The enclosed form of proxy confers discretionary authority on the person named therein with respect to amendments to or variations of matters identified in the notice of meeting and other matters that may properly come before the meeting. At the date of this management proxy circular, the management of the Company knows of no such amendments, variations or other matters.

Voting and Ownership of Shares

As of the record date the Company had 42,194,867 common shares outstanding. Each shareholder of record, as of the close of business on Monday, March 27, 2006, is entitled to one vote for each common share held, except to the extent that such shareholder has transferred the ownership of any shares after such date and the transferee of such shares establishes proper ownership thereof and demands not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting in which case such transferee will be entitled to vote such shares. The failure of any shareholder to receive a notice of meeting of shareholders does not deprive the shareholder of a vote at the meeting.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to common shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of Directors and ratification of the independent registered public accounting firm. Non-routine matters include matters such as amendments to or adoption of stock option plans, adoption of shareholder rights plans or amendments to our Articles of Continuance. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and broker non-votes will be counted as present. With respect to the approval of any particular proposal, abstentions and broker non-votes will not be counted in determining the number of votes cast.

ELECTION OF DIRECTORS

The Articles of Continuance of the Company provide that its Board of Directors is to be comprised of a minimum of five (5) and a maximum of fifteen (15) Directors, as determined from time to time by resolution of the Board of Directors. The Board of Directors has resolved that the entire Board of Directors will consist of seven (7) Directors. Below are the names of the persons for whom it is intended that votes be cast for their election as Directors pursuant to the proxy that is hereby solicited unless the shareholder directs therein that his, her or its shares be withheld from voting. Each Director will hold office until the next annual meeting, until his/her successor is elected or appointed, or until his/her earlier death, resignation or removal.

Management does not contemplate that any of the nominees named below will be unable to serve as a director, but if that should occur for any reason prior to the meeting, where the proxy is granted to the management nominees, the management nominees reserve the right to vote for other nominees in their discretion unless directed to withhold from voting. The following table states, with respect to each person nominated for election as a director, the name, age, position held with the Company (where applicable), the year first elected or appointed as a director, committee memberships and the person’s principal occupation and employment during the past five (5) years.

The Board of Directors recommends a vote FOR the election as the Directors of the nominees named below.

Name, Principal Occupation and Municipality of Residence (1)	Age	Year Become Director
Richard B. Black President and Chief Executive Officer, ECRM, Inc. Tewksbury Massachusetts, U.S.A.	72	1999

Phillip A. Griffiths, Ph.D. Faculty Member, School of Mathematics Institute for Advanced Study Princeton, New Jersey, U.S.A.	67	2001

Byron O. Pond Former Chairman, President and Chief Executive Officer, Amcast Industrial Corp. Dayton, Ohio, U.S.A.	69	2000

Benjamin J. Virgilio President & Chief Executive Officer, BKJR, Inc. Toronto, Ontario, Canada	66	1998

Garrett A. Garrettson President and Chief Executive Officer, Fresco Technologies Monterey, California, U.S.A.	62	2005

Marina Hatsopoulos Director, Contex Holdings Burlington, Massachusetts, U.S.A.	40	2005

Charles D. Winston President & Chief Executive Officer, GSI Group Inc. Billerica, Massachusetts, U.S.A.	65	1999

(1)	The mailing address of each of Ms. Hatsopoulos and Messrs. Black, Griffiths, Pond, Virgilio, Garrettson and Winston is c/o GSI Group Inc. at 39 Manning Road, Billerica, Massachusetts 01821, Telephone: (978) 439-5511.

Board Committee Membership of Incumbent Directors:

Name	Audit Committee	Compensation Committee	Technology Committee	Nominating and Corporate Governance Committee
Black	X (Chairman)
Garrettson	X		X
Griffiths			X (Chairman)	X
Hatsopoulos		X		X
Pond		X		X (Chairman)
Virgilio	X	X (Chairman)
Winston			X

Directors:

Richard B. Black is the President and Chief Executive Officer of ECRM, Inc., a manufacturer of laser systems equipment for the printing and publishing industry. He served as Chairman of ECRM from August 1983 until March 2002. Mr. Black also serves as a General Partner for OpNet Partners, L.P., a technology investment fund. He served as Vice Chairman of Oak Technology, Inc. from March 1999 until the company was merged with Zeran Corporation in August 2003. He served as President of Oak Technology from January 1998 to March 1999, and was a director at Oak Technology from 1988 to 2003. From 1987 to 1997, Mr. Black served as a General Partner for KBA Partners, L.P., a technology venture capital fund. Prior to that time, he served as president and CEO of AM International, Inc., Alusuisse of America, Inc. and Maremont Corporation. From 1963 to 1966 Mr. Black was an Adjunct Professor of Accounting at Beloit College. In addition to ECRM, he currently serves as a director of the following companies: Alliance Fiber Optic Products, Inc., Altigen Communications Inc., Applied Optoelectronics, Inc. and Trex Enterprises Corporation.

Garrett A. Garrettson has been since 2005, President and CEO of Fresco Technologies, a private digital imaging company and he is President of G. Garrettson Consulting LLC. He was, from November 2001 to September 2004, the Chief Executive Officer of Clairvoyante, Inc. a provider of flat panel display technology and related intellectual property. Prior to that he was, from April, 2000 to December, 2002, Chairman of the Board and, from April of 1996 to April, 2000, Chief Executive Officer of Spectrian Corporation, a telecommunications infrastructure equipment company. Mr. Garrettson is currently a director of Catalyst Semiconductor, Iridex and Giga-tronics, each a publicly held company.

Phillip A. Griffiths, Ph.D. is a faculty member in the School of Mathematics at the Institute for Advanced Study in Princeton, New Jersey. He was, from 1991 to 2004, Director of the Institute, where he was responsible for managing the Institute’s various research activities. Prior to joining the Institute in 1991, Dr. Griffiths was Provost and James B. Duke Professor of Mathematics at Duke University for eight years. He has also taught at Harvard University, Princeton University and the University of California, Berkeley. He currently serves as a director of Oppenheimer Funds, Inc.

Marina Hatsopoulos was the founder of and Chief Executive Officer of Z Corporation, a provider of technology and products to the 3D printing market. Z Corporation was sold to Contex Scanning Technology in 2005. She is currently a director of Contex Holdings, a leading manufacturer of large-format scanners.

Byron O. Pond joined Amcast Industrial Corporation in February 2001. During his tenure he served as President, CEO and Chairman before retiring on his contract termination date in February 2004. After retirement Mr. Pond remained as an Amcast director and also became non-executive Chairman. On November 1, 2004 Mr. Pond was asked to reassume the Amcast Chairman, President and CEO positions. Amcast filed for protection under Chapter 11 of the U.S. Bankruptcy Code on November 30, 2004. Prior to that time and since 1990, Mr. Pond was a senior executive with Arvin Industries, Inc. serving as its President and Chief Executive Officer from 1993 to 1996 and as its Chairman and Chief Executive Officer from 1996 to 1998. He retired as Chairman of Arvin Industries, Inc. in 1999. He currently serves as a director of Cooper Tire and Rubber Company and of Precision Castparts Corporation.

Benjamin J. Virgilio is currently the President and Chief Executive Officer of BKJR, Inc. of Toronto, Canada and was previously, from July 2000 until February 2001, the Chairman of Robotic Technology Systems, Inc. Mr. Virgilio was the President and Chief Executive Officer of Rea International Inc., an automotive fuel systems manufacturer, from May 1995 to July 2000. Prior to May 1995, Mr. Virgilio was a business consultant. From February 1981 to November 1993, he was President and Chief Executive Officer of A.G. Simpson Limited.

Charles D. Winston became the President, Chief Executive Officer and a member of the Board of Directors of the Company following the merger of General Scanning, Inc. and Lumonics Inc. in 1999. Mr. Winston served as President and Chief Executive Officer of General Scanning, Inc. beginning in September 1988 and became a member of its Board of Directors in 1989.

Executive Officers:

Robert Bowen was named Vice President and Chief Financial Officer of the Company effective December 16, 2005, replacing Mr. Swain in that role. Prior to joining the Company Mr. Bowen was, from November 2003 to December 2005 an independent consultant and co-founded Graystone Capital Partners LLC. He was, from December 2000 to October 2003, the Vice President and Chief Financial Officer of Cytyc Corporation, a maker of cancer diagnostic and other medical devices. In addition, he was Chief Financial Officer for the European Region for Case Corporation, a manufacturer of Agricultural and Construction equipment, from 1997 to 2000. Mr. Bowen is 56 years old.

Daniel J. Lyne was named Vice President, General Counsel and Secretary of the Company in June 2005. Prior to joining the Company, Mr. Lyne was a Senior Shareholder at the law firm of Hanify & King, Professional Corporation in Boston, Massachusetts. Mr. Lyne joined Hanify & King in May 1987. Prior to that, Mr. Lyne was employed at Gaston Snow & Ely Bartlett in Boston, Massachusetts from 1981 to 1987. Mr. Lyne’s private practice included general business counseling and commercial and intellectual property litigation. Mr. Lyne provided legal services to the Company from time to time beginning in 1988 through 2005, when he joined the Company. Mr. Lyne is 52 years old.

Linda Palmer assumed her current role as Vice President, Corporate Resources in June 2004, having served as Vice President, Human Resources since December 1999, and as Vice President of Integration from March 1999 to December 1999. She had been General Scanning, Inc.’s Vice President of Human Resources beginning in 1996. Prior to that time, Ms. Palmer served as Director of Human Resources for Analog Devices. Ms. Palmer is 54 years old.

Kurt A. Pelsue assumed his current position as Vice President, Technology and Chief Technology Officer in March 1999. He had served as Vice President, Corporate Engineering for General Scanning, Inc. from 1997 to 1999. Prior to that time, Mr. Pelsue held numerous senior level engineering assignments within General Scanning, Inc. He joined General Scanning, Inc. in 1976. Mr. Pelsue is 53 years old.

Felix Stukalin joined the Company in November 1994. Mr. Stukalin was General Manager of the Components Product Group from 1999 to 2000 and of Wave Precision from 2000 to 2002. In May 2002, Mr. Stukalin assumed the role of Vice President of Business Development. Mr. Stukalin is 44 years old.

Thomas R. Swain has held his current position of Vice President, Finance since December 2005. He was, from September 2000 to December 2005, Chief Financial Officer of the Company. Prior to that time, Mr. Swain served as Director of Real Estate Operations from April 1999 to August 2000. Mr. Swain joined General Scanning, Inc. in August 1996 with the acquisition of View Engineering, Inc. and served as Vice President and General Manager, View Engineering Division until December 1997. He then served as Vice President of Business Development from January 1998 through March 1999. Prior to its acquisition by General Scanning, Inc., Mr. Swain had served as President and Chief Executive Officer of View Engineering, Inc. Mr. Swain is 60 years old.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the Board of Director’s ratification and subject to shareholder approval, has selected and appointed the firm of Ernst & Young LLP of Boston, Massachusetts, independent registered public accountants, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Ernst & Young LLP of Boston, Massachusetts, independent registered public accountants, served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Ernst & Young LLP of Ottawa, Canada, independent accountants previously served as the independent registered accounting firm for the Company and audited the accounts and records of the Company from fiscal year 1993 through fiscal year 2004. The reports of Ernst & Young LLP, Ottawa on the consolidated financial statements of the Company for the fiscal years ended December 31, 2004 and December 31, 2003, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the fiscal years ended December 31, 2003 and December 31, 2004 through April 7, 2005, there have been no disagreements between the Company and Ernst & Young LLP, Ottawa on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, Ottawa would have caused Ernst & Young Ottawa to make reference to the matter in their report. The Company requested Ernst & Young LLP, Ottawa to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agreed with the above statements. A copy of that letter, dated April 11, 2005, was filed with the SEC as part of a report on Form 8-K and is available through the Company’s website, www.gsig.com. A representative of Ernst & Young LLP will be present at the meeting to answer appropriate questions and will have an opportunity to make a statement if desired. If shareholders do not ratify the appointment of Ernst & Young LLP of Boston, Massachusetts as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2006, the Audit Committee of the Board of Directors will evaluate what would be in the best interests of the Company and its shareholders, and consider whether to select a new independent registered public accounting firm for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent registered public accounting firms.

The Board of Directors recommends a vote FOR ratification of this appointment.

Principal Accountant Fees and Services

The following table sets forth the fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s consolidated annual financial statements for fiscal 2005 and fiscal 2004, and fees for other services rendered by Ernst & Young LLP during those periods.

	FY 2005	FY 2004
Audit Fees (1)	$1,460,000	$1,738,000
Audit Related Fees (2)	$9,000	$21,000
Tax Fees (3)	$274,000	$771,000
All Other Fees (4)	$3,000	$2,000

Total	$1,746,000	$2,532,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filing requirements, including, commencing in 2004, the audit of management’s assertion as to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. Of this amount, $637,251 had been billed as of December 31, 2005. Of the $1,738,000 charged for Audit Fees in fiscal 2004, an aggregate amount of $267,000 had been billed through December 31, 2004.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not disclosed under “Audit Fees” above.
(3)	Tax Fees consist of fees billed for professional services rendered for federal, state and international tax compliance.
(4)	All other fees in fiscal 2005 and in 2004 relate to access to Ernst & Young LLP’s online research tool.

All engagements for services by Ernst & Young LLP or other independent accountants are subject to prior approval by the Audit Committee. However, de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The prior approval of the Audit Committee was obtained for all services provided by Ernst & Young LLP in fiscal 2005.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance, or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next twelve months. An example of pre-approved services would be assistance to the Company in filing foreign statutory accounts or preparing foreign tax accounts. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

APPROVAL OF THE COMPANY’S 2006 EQUITY INCENTIVE PLAN

At the meeting, the shareholders will be asked to consider and, if deemed advisable, to approve a resolution (the “Incentive Plan Resolution”) authorizing the adoption of the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan will allow the Compensation Committee of the Board of Directors to issue grants of multiple types of equity-based incentives, including stock options, restricted stock, stock appreciation rights, restricted stock units and performance units as a means of retaining and rewarding highly qualified officers, employees, consultants and directors. The Board of Directors is also seeking shareholder approval of the 2006 Plan to permit the Company to deduct for tax purposes compensation paid to certain executive officers under awards that qualify as performance-based compensation.

Background

The 2006 Plan is intended to correct drafting deficiencies in the Second Restatement of the Company’s 1995 Equity Incentive Plan (the “1995 Plan”) which was approved by the shareholders in June 2005. It is also intended to expand the types of equity-based incentive vehicles available to the Compensation Committee of the Board of Directors. The Second Restatement of the Company’s 1995 Plan will terminate upon approval of the 2006 Plan by the shareholders. In the event that the 2006 Equity Incentive Plan is not approved by the shareholders, the 1995 Plan will continue in full force and effect.

Features of the 2006 Equity Incentive Plan; Defined Terms

A summary of the key features of the 2006 Plan is included below. The complete text of the 2006 Plan is attached as Schedule B hereto and is available to any shareholder on request from the Secretary of the Company. Shareholders wishing to receive a copy of the 2006 Equity Incentive Plan should contact the Company by telephone at 1-800-342-3757, or write to the Corporate Secretary, GSI Group Inc., 39 Manning Road, Billerica, Massachusetts 01821, U.S.A. Alternatively, the full text of the 2006 Plan is available from the SEC Edgar website, www.sec.gov or on the SEDAR Web site maintained by the Canadian securities regulators at www.sedar.com

Plan Summary

Purpose. The 2006 Plan is intended to retain and reward highly qualified employees (including contract employees, consultants, and directors and encourage their ownership of Common Stock.

Administration. The 2006 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Subject to the provisions of the 2006 Plan, the Committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Committee has complete authority to interpret the 2006 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2006 Plan.

Term. The term is 10 years from the date it is approved by the shareholders.

Eligibility. Awards may be granted to any employee of or consultant to one or more of the Company and its affiliates or to non-employee members of the Board or of any board of directors (or similar governing authority) of any affiliate.

Shares Subject to the 2006 Plan. The shares issued or to be issued under the 2006 Plan are authorized but unissued shares of the Company’s common stock (the “Common Stock”). The maximum number of shares of Common Stock which may be issued or made subject to awards under the 2006 Plan is 6,906,000, minus that number of shares issued under or issuable under outstanding awards granted under the Company’s 1995 Plan. Currently, the maximum number of shares in respect of which awards may be granted under the 2006 Plan, after taking into account shares issued under or issuable under outstanding awards granted under the Company’s 1995 Plan, is 1,770,521, but that number may increase (but not above the maximum stated in the prior sentence), for example, if outstanding options granted under the Company’s 1995 Plan should expire unexercised. The 2006 Plan contains the following further limitations on the certain types of awards:

•	No more than 25% of the available Plan shares of Common Stock may be covered by awards issued to any one person in any one calendar year.

•	No grant may be made to a member of the Board or of any board of directors (or similar governing authority) of any affiliate which would cause the then number of shares issued or issuable pursuant to outstanding awards under the 2006 Plan or the 1995 Plan to such persons in aggregate to exceed one percent of the Company’s then outstanding number of shares of Common Stock.

Types of Awards. Awards under the 2006 Plan may include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Units, Qualified Performance-Based Awards, and Stock Grants. Each award will be evidenced by an instrument in such form as the Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any Restricted Stock or Restricted Stock Units. Except as noted below, all relevant terms of any award will be set by the Committee in its discretion.

•

Nonstatutory Stock Options and Incentive Stock Options (together, “Stock Options”) are rights to purchase Common Stock of the Company. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. A Stock Option may be exercised by the recipient giving written notice to the Company, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check, by delivery to the Company (or attestation of ownership) of shares of Common Stock held at least six months, or through and under the terms and conditions of any formal cashless exercise program authorized by the Company. Incentive Stock Options may be granted only to eligible employees of the Company or any parent or subsidiary corporation and must have an exercise price of not less than 100% of the fair market value of the Company’s Common Stock on the date of grant (110% for Incentive Stock Options granted to any 10% stockholder of the Company). In addition, the term of an Incentive Stock Option may not exceed 10 years (five years, if granted to any 10% stockholder. Nonstatutory Stock Options must have an exercise price of not less than 100% of the fair market value of the Company’s Common Stock on the date of grant and the term of any Nonstatutory Stock Option may not exceed 10 years. In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Stock (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) may not exceed $100,000.

•	Stock Appreciation Rights (“SARs”) are rights to receive (without payment to the Company) cash, property or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of shares of Common Stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than 50% of the fair market value of the Company’s stock on the date of grant of the SAR or, if the SAR is granted in tandem with a Stock Option (that is, so that the recipient has the opportunity to exercise either the Stock Option or the SAR, but not both), the exercise price under the associated Stock Option.

•	Awards of Restricted Stock are grants or sales of Common Stock which are subject to a risk of forfeiture, such as a requirement of the continued performance of services for stated term or the achievement of individual or Company performance goals. Awards of Restricted Stock will not include the right to any dividends on the shares pending vesting (or forfeiture), unless the Committee otherwise determines.

•	Awards of Restricted Stock Units and Performance Units are grants of rights to receive either shares of Common Stock (in the case of Restricted Stock Units) or the appreciation over a base value (as specified by the Committee) of a number of shares of Common Stock (in the case of Performance Stock Units) subject to satisfaction of service or performance requirements established by the Committee in connection with the award. Such awards may include the right to the equivalent to any dividends on the shares covered by the award, which amount may in the discretion of the Committee be deferred and paid if and when the award vests.

•	Qualified Performance-Based Awards are awards which include performance criteria intended to satisfy Section 162(m) of the Tax Code. Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation to certain specified senior executives to $1 million dollars, but excludes from that limit “performance-based compensation.” Qualified Performance-Based Awards may be in the form of Stock Options, Restricted Stock, Restricted Stock Units or Performance Units, but in each case will be subject to satisfaction of one of the following criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or affiliate, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

cash flow (before or after dividends)	earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization)

stock price	return on equity

stockholder return or total stockholder return	return on capital (including without limitation return on total capital or return on invested capital)

return on investment	return on assets or net assets

market capitalization	economic value added

debt leverage (debt to capital)	revenue

sales or net sales	backlog

income, pre-tax income or net income	operating income or pre-tax profit

operating profit, net operating profit or economic profit	gross margin, operating margin or profit margin

return on operating revenue or return on operating assets	cash from operations

operating ratio	operating revenue

market share improvement	general and administrative expenses

customer service	new production introductions

product line enhancements	strategic acquisitions

Qualified Performance-Based Awards in the form of Stock Options must have an exercise price which is not less than 100% of the fair market value of the Company’s Common Stock on the date of grant. No payment or other amount will be available to a recipient of a Qualified Performance-Based Award except upon the Committee’s determination that particular goal or goals established by the Committee for the criteria (from among those specified above) selected by the Committee have been satisfied.

•	A Stock Grant is a grant of shares of Common Stock not subject to restrictions or other forfeiture conditions. Stock Grants may be awarded only in recognition of significant contributions to the success of the Company or its affiliates, in lieu of compensation otherwise already due, or in other limited circumstances which the Committee deems appropriate.

Effect of Termination of Employment or Association. Unless the Committee determines otherwise in connection with any particular award under the 2006 Plan, Stock Options and SARs will generally terminate 30 days following the recipient’s termination of employment or other association for cause, six months following the recipient’s termination of employment or other association due to death and 60 days following the recipient’s termination of employment or other association in other circumstances. The Committee may extend the period of vesting and exercisability of any Option or SAR to not later than three years after termination (in the case of an employee) and one year, in all other cases. The effect of termination on other awards will depend on the terms of those awards.

Transferability. In general, no award under the 2006 Plan may be transferred by the recipient and during the life of the recipient all rights under an award may be exercised only by the recipient or his or her legal representative. However, the Committee may approve the transfer, without consideration, of an award of a Nonstatutory Option or Restricted Stock to a family member.

Effect of Significant Corporate Event. In the event of any change in the outstanding shares of Common Stock through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares subject to the 2006 Plan and the 2006 Plan limits, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards, (iii) the exercise or hurdle price for each share or other unit of any other securities subject to then outstanding Stock Options or SARs (without change in the aggregate purchase or hurdle price as to which Stock Options or SARs remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a risk of forfeiture in the form of a Company repurchase right. In the event of a change in control, awards subject only to the requirement of continued employment or other service will generally continue to vest in accordance with their terms, unless the recipient’s employment or other association is terminated by the Company or an Affiliate (other than for cause) within one year of the change of control (in which event they will fully vest on such termination); awards subject to performance criteria will generally vest in full on the change of control but only as to a pro rata portion of the shares subject to the award (and the balance will then be forfeited). Upon dissolution or liquidation of the Company, other than as part of an acquisition or similar transaction, each outstanding Stock Option or SAR shall terminate, but the participant shall have the right, immediately prior to the dissolution or liquidation, to exercise the Stock Option or SAR to the extent exercisable on the date of dissolution or liquidation.

Amendments to the 2006 Plan. The Board of Directors may amend or modify the 2006 Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification; provided, however, that the Board may not, without the approval of shareholders, reprice outstanding awards.

Summary of Tax Consequences. The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2006 Plan. This summary is not comprehensive and is based upon laws and regulations in effect on January 1, 2006. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance to participants in the 2006 Plan. Participants in the 2006 Plan should consult their own tax advisors as to the tax consequences of participation.

•	Nonstatutory Stock Options. Generally, there are no federal income tax consequences to the participants upon grant of Nonstatutory Stock Options. Upon the exercise of such an Option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such Option exceeds the exercise price, if any. A sale of Common Stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.

•

Incentive Stock Options. Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an Incentive Stock Option. If the participant holds shares of Common Stock purchased pursuant to the exercise of an Incentive Stock Option for at least two years after the date the Option was granted and at least one year after the exercise of the Option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an Incentive Stock Option is granted or within one year after the exercise of an Option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the Option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an Incentive Stock Option, however.

•	Restricted Stock. A participant will generally recognize ordinary income on receipt of an award of Restricted Stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Stock acquired exceeds the price he or she has paid for it, if any. Recipients of Restricted Stock may, however, within 30 days of receiving an award of Restricted Stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the Restricted Stock.

•	Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of Stock Appreciation Rights.

•	Restricted Stock Units, Performance Units and Stock Grants. A participant will generally recognize ordinary income on receipt of any shares of Common Stock, cash or other property in satisfaction of any of these awards under the 2006 Plan.

•	Potential Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2006 Plan will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of the Company’s Common Stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an award under the 2006 Plan will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

•	Section 162(m) Limitations on the Company’s Taxes Deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, the Company will be entitled to a corresponding tax deduction. However, the Company will not be entitled to deductions in connection with awards under the 2006 Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from the Company exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as “performance-based” is not subject to this limitation, however.

Awards to Particular Officers, Etc. With the exception of the aggregate ownership limitations on directors set forth above, the benefits or amounts that will be received under the 2006 Plan by, or allocated to, each of: (i) the officers listed in the Summary Compensation Table; (ii) each of the nominees for election as a director; (iii) all directors of the Company who are not executive officers of the company as a group; (iv) all present executive officers of the Company as a group; and (v) all employees of the Company, including all other current officers, as a group are not determinable.

Vote Required

Shareholder approval of the 2006 Plan is not required by New Brunswick corporate law but is recommended by the rules of the NASDAQ Stock Market. The Incentive Plan Resolution must be approved by a simple majority of 50% plus one vote of the votes cast at the meeting. If the Incentive Plan Resolution is passed at the meeting, then the 2006 Plan will become effective as of the date the Incentive Plan Resolution is passed. If the Incentive Plan Resolution is not passed at the meeting, it will not become effective and the Second Restatement of the 1995 Plan will remain effective.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the adoption of the 2006 Plan. The Board of Directors resolved to adopt the 2006 Plan at the regularly scheduled Board of Directors Meeting held on March 7, 2006, subject to approval by the shareholders. The Board of Directors reserves the right to alter any terms of, or not proceed with, the 2006 Plan at any time prior to the meeting if the Board of Directors determines that it would be in the best interests of the Company and its shareholders to do so.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

During fiscal 2005, the Board of Directors of the Company held nine (9) meetings, including four meetings by telephone. Each incumbent director attended at least 75% of the aggregate number of meetings of: (i) the Board of Directors; and (ii) the meetings of the committees of the Board of Directors on which that Director served during 2005. It is the practice of the non-employee Directors to meet in executive session at every meeting of the Board, and it is the practice of the Audit Committee to meet in executive session with the Company’s internal audit manager after every meeting. Company policies do not require members of the Board of Directors to attend the Company’s annual meetings of shareholders. At the Company’s 2005 annual and special meeting of shareholders, Mr. Winston was in attendance.

The Board of Directors has an Audit Committee; Compensation Committee; Nominating and Corporate Governance Committee and Technology Committee. Each Committee operates pursuant to a written charter that may be found on the Company’s website at http://www.gsig.com/investors/.

Audit Committee. The Audit Committee oversees the financial reporting process and the internal controls of the Company, reviews the financial statements of the Company and oversees the appointment and activities of the Company’s registered independent public accounting firm. The Audit Committee is currently composed of three (3) members, each of whom is “independent” or “unrelated” as defined in National Instrument 52-110—Audit Committees of the Canadian Securities Regulators and by The NASDAQ Stock Market’s Marketplace Rules. The Directors currently serving on the Audit Committee are Messrs. Black, Garrettson and Virgilio, with Mr. Black serving as Chairman. The Audit Committee, with the Board of Directors’ ratification, has selected and appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The Board of Directors has determined that Richard B. Black is an audit committee financial expert, as that term is defined in Item 401(h) of Regulation S-K of the United States Securities Act of 1933, as amended, serving on its Audit Committee. The Audit Committee operates under a written charter that is reviewed and updated at least annually by the Audit Committee and approved by the Audit Committee and the full Board of Directors. The Audit Committee charter was attached to the management proxy circular for the annual and special meeting of shareholders held in May 2004. The Audit Committee held eleven (11) meetings (including eight meetings by telephone) during fiscal 2005.

Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options and other equity awards. The Directors currently serving on the Compensation Committee are Messrs., Pond and Virgilio, and Ms Hatsopoulos with Mr. Virgilio serving as Chairman. The Compensation Committee held ten (10) meetings (including seven meetings by telephone) during fiscal 2005.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the following: (a) identifying individuals qualified to become board members and recommending such individuals to the Board as director nominees; (b) developing and recommending to the board a set of corporate governance principles applicable to the Company; and (c) reviewing the qualifications of Directors eligible to become members of the different committees of the board, and recommending to the board director nominees for each committee. The Directors currently serving on the Nominating and Corporate

Governance Committee are Messrs. Pond, and Griffiths and Ms Hatsopoulos, with Mr. Pond serving as Chairman. The Nominating and Corporate Governance Committee held five (5) meetings (including one meeting by telephone) during fiscal 2005. The Board of Directors has determined that the members of the Nominating and Corporate Governance Committee are independent as defined by NASDAQ Stock Market’s Marketplace Rules.

The Nominating and Corporate Governance Committee and the Board of Directors have not established a formal process with regard to any director candidates recommended by shareholders. This is due to the following factors: (i) limited number of such recommendations, (ii) the need to evaluate such recommendations on a case-by-case basis, and (iii) the expectation that recommendations from shareholders would be considered in the same manner as recommendations by a director or an officer of the Company. Under the Company’s By-Law Number 1, a shareholder may recommend a director nominee if the recommendation is signed by one or more holders of shares representing in the aggregate not less than 5% of the common shares of the Company entitled to vote at the shareholder’s meeting to which the nomination is to be presented. Any shareholder, as described in the preceding sentence, wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee and the full Board of Directors may do so by writing to the Secretary of the Company and providing the candidate’s name, biographical data and qualifications.

The criteria that the Nominating and Corporate Governance Committee has established regarding the minimum qualifications for committee-recommended nominees is available on the Company’s Web site at http://www.gsig.com/investors/, under the title of “Director Selection and Board Composition.” These criteria center on finding candidates who have the highest level of integrity, are financially literate, have motivation and sufficient time to devote themselves to Company matters and who have skills that complement the skills and knowledge of the current Directors. The nominees named in this management proxy circular are all incumbent Directors and have been selected and recommended by the current Board of Directors, including the President and Chief Executive Officer.

Currently, six of the seven Directors are independent, including the Chairman, Mr. Black.

In 2005, an Executive Search Committee was formed consisting of Messrs. Black, Garrettson, and Griffiths to direct the search for a new President and Chief Executive Officer. The current President and Chief Executive Officer, Mr. Charles Winston, has an employment contract with the Company that expires on December 31, 2006. The Executive Search Committee engaged the firm of G.A. Partners to identify and refer candidates to the Executive Search Committee in accordance with specific criteria provided. The Executive Search Committee continues to review resumes and interview potential candidates.

Annually, the Nominating and Corporate Governance Committee reviews and approves a Board self-evaluation form. This form is distributed to each Board member at the end of the calendar year. Directors individually rate the total board as to its overall capability in certain specified important areas. The Board also assesses the presence of specified enabling factors that can assist the Board in carrying out its duties more effectively. Finally, the Board assesses its overall effectiveness in carrying out certain specified duties. The assessments are tabulated and distributed to the entire Board, where they are discussed in a group session. The results of the assessment are compared with the previous year and appropriate actions are taken to improve performance. In addition, the Nominating and Corporate Governance Committee evaluates its own performance and discusses the results with the full Board.

Technology Committee. The Technology Committee reviews, evaluates and makes recommendations to the Board regarding the Company’s major technology initiatives, including its research and development activities. The Committee also evaluates technical and market risks associated with new product development programs, and assesses both existing and new potential technology markets. The Committee currently consists of Phillip Griffiths (Chair), Garrett Garrettson and Charles D. Winston. The Committee is assisted by Kurt Pelsue, Chief Technology Officer for the Company. The Technology Committee held seven (7) meetings during fiscal 2005.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors and individual Directors due to the limited number of such communications historically. However, the names of all Directors are available to shareholders in this management proxy circular and on the Company website. If the Company receives any shareholder communication intended for the full Board of Directors or any individual Director, the Company will forward all such communications to the full Board of Directors or such individual Director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication. The Company has also established a confidential hotline for communication between Company employees and members of the Audit Committee.

Report of the Audit Committee

The Audit Committee assists the Board of Directors by monitoring the accounting, financial reporting, data processing, regulatory and internal control environments and overseeing the appointment and activities of the Company’s registered independent public accounting firm, including the audit of the Company’s financial statements and its financial control systems. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The primary duties and responsibilities of the Audit Committee are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems on behalf of the Board of Directors and to report the results of the Audit Committee’s activities to the Board of Directors;

•	Appoint, evaluate and retain the Company’s registered independent public accounting firm each fiscal year;

•	Maintain direct responsibility for the compensation, termination and oversight of the registered independent public accounting firm’s performance and evaluate the registered independent public accounting firm’s qualifications, performance, and compensation;

•	Evaluate the Company’s quarterly financial performance, reporting and compliance with applicable laws and regulations;

•	Oversee management’s establishment and enforcement of financial policies; and

•	Provide an open avenue of communication among the registered independent public accounting firm, financial and senior management, and the Board of Directors.

The Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, including a discussion of the quality and effect of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	Discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect and as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications), with Ernst & Young LLP, including the process used by management in formulating certain accounting estimates and the basis for the conclusions of Ernst & Young LLP regarding the reasonableness of those estimates;

•	Reviewed and discussed the results of the findings of Ernst & Young LLP relating to the Company’s internal control system, as mandated by the Sarbanes-Oxley Act of 2002; and

•	Met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has discussed the independence of Ernst & Young LLP and considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence, and has satisfied itself as to the independence of Ernst & Young LLP.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the United States Securities and Exchange Commission.

The Audit Committee, with the ratification of the full Board of Directors, has also appointed and selected Ernst & Young LLP of Boston, Massachusetts as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2006.

Report submitted by: Richard B. Black (Chair), Garrett A. Garrettson and Benjamin J. Virgilio

Report of Compensation Committee on Executive Compensation

Report of the Compensation Committee

The current members of the Compensation Committee are Messrs., Pond and Virgilio and Ms Hatsopoulos, all of whom are “independent” as defined by Rule 4200(a)(15) of the NASDAQ Stock Market’s Marketplace Rules.

Goals

In establishing executive compensation, the Compensation Committee seeks to satisfy the following goals:

•	To establish compensation levels that are fair, equitable and reasonable from the viewpoint of both executives and investors;

•	To attract, retain and motivate key personnel;

•	To focus the efforts of key executives on specified tactical and strategic goals, including the overall strategic objective of building shareholder value over time; and

•	To reward excellent performance and to have overall compensation vary with performance in order to align executive and shareholder interests.

Compensation Elements

The Compensation Committee has established three elements to executive compensation, annual salary, annual performance bonus and long-term incentives. In addition, executives receive perquisites that are fair and reasonable and are eligible for company-wide benefit programs.

Annual Salary. The Compensation Committee annually reviews and determines the base salaries of the Chief Executive Officer and his direct reports. For each executive, the Compensation Committee takes into account the performance results achieved by the executive, his or her criticality and potential to the performance of the Company and competitive market information as to compensation. The Compensation Committee presents its recommendations to the full Board for approval.

Annual Performance Bonus. Each executive officer has the opportunity to earn an annual performance bonus, based on his or her performance and the achievement of specific goals. In setting performance metrics and eligibility, the Compensation Committee may consider each executive’s contribution to advancing the Company’s strategic plan, which may be difficult to quantify. In 2005, the Compensation Committee established goals for fiscal year 2005 for: (1) the Chief Executive Officer and executive staff; (2) the Chief Technology Officer; and (3) the Operating Division General Managers. The Chief Executive Officer and executive staff goals were tied to the Company’s overall performance, including its operating profit, revenue growth and working capital. The goals of the Chief Technology Officer were specifically related to his area of responsibilities. The goals of the Operating Division General Managers were based on the performance of each of their respective Divisions and specifically include operating profit, days outstanding of receivables, inventory turns and on time delivery.

Long-Term Incentives. The Compensation Committee historically awarded long-term incentives in the form of stock options under the Company’s 1995 Equity Incentive Plan (the “1995 Award Plan”). On May 20, 2004, the Company’s shareholders approved the Second Restatement of the 1995 Equity Incentive Plan. The Second Restatement was intended, among other things, to permit the Compensation Committee to issue alternative forms of long-term incentives, including performance-based restricted shares and stock appreciation rights. On October 25, 2005, the Company established a 2005 Incentive Award program with a four (4) year term with awards triggered upon achieving certain operating income goals. If the Company reaches these goals, the Company will make cash payments based upon the trading price of the Company’s common shares as of the date the Board approves the audited financial statements for the applicable year, times the number of shares earned under the 2005 Incentive Award program. It is the intention of the Board to convert the cash awards into performance-based restricted stock awards upon approval of the 2006 Equity Incentive Plan. In the event that the 2006 Equity Incentive Plan is not approved by the shareholders, future awards, if any, would continue to be made in cash. The Compensation Committee administers the plans and designates who receives equity awards, the form and amount of long term incentive, the restrictions of vesting triggers for such awards, and other terms and conditions. The Compensation Committee determines the amount of awards to executives using the same factors as are relevant in setting executive salaries and annual performance bonuses.

On December 16, 2005, the Compensation Committee fully vested all unvested stock option grants of the Directors and executive officers granted under any Company option plan, including but not limited to the 1995 Award Plan. The decision to accelerate the vesting of these options was made primarily to reduce future compensation expense under SFAS 123R. Simultaneous with this vesting, the Company imposed selling restrictions on all accelerated options held by Directors and officers such that no officer or director may sell shares obtained under accelerated option grants until the shorter of: (1) the original stock option vesting period; (2) twelve months from the date of acceleration; or (3) termination of employment.

Perquisites and Company-Wide Benefits. Executive officers receive perquisites and fringe benefits that are fair and reasonable. The Company’s executives only receive supplemental disability insurance, automobile leasing and maintenance, and tax preparation services. In addition, executives are eligible to participate in company-wide benefit plans, such as medical and dental insurance and the Company’s 401(k) retirement program. The Company also has an Employment and Severance Agreement with several executive officers, which are described below under the caption “Employment Contracts and Termination of Employment/Change in Control Arrangements.”

Deferred Compensation Plan

The Company Deferred Compensation Plan (the “Plan”) was assumed and continued as part of the merger of General Scanning Inc. and Lumonics Corporation in 1999. The Company maintains an account for participants and credits to his or her account the portion of his or her compensation that he or she elects to have deferred. After the end of each calendar quarter the Company credits to the employee’s account an amount equivalent to interest on the balance of the account at the prime rate of interest charged by the Federal Reserve Bank. The Company does not make any contributions to the Plan nor does it fund the Plan. Participants have an unsecured contractual commitment by the Company to pay the amounts due under the Plan. When such payments are due, the cash will be distributed from the Company’s general assets. At present, only one executive employee, Mr. Winston, participates in the Plan. As of March 31, 2006 Mr. Winston had deferred approximately $2,491,000 of compensation.

Compensation Resources

The Compensation Committee relies principally on three sources to determine the competitiveness and appropriateness of its compensation programs. The Compensation Committee utilizes (1) the Radford Executive Survey, a leading worldwide summary of high technology compensation practices, (2) Pearl Meyer Associates, which performs peer group analysis and consulting services and (3) the Company’s internal human resources department.

Reasonableness and Fairness of Compensation

Generally speaking, the Compensation Committee targets providing base salaries, annual performance bonuses and long-term equity incentives to executives as a group at approximately the 50th percentile of the market. The Compensation Committee has reviewed all elements of executive compensation and believes that Company executive compensation is fair and reasonable under the circumstances.

Compensation of the Chief Executive Officer

During fiscal 2005 Charles D. Winston served as the Company’s President and Chief Executive Officer. The independent Directors meet each year to evaluate the performance of the Chief Executive Officer, the results of which are used to determine his compensation.

The Compensation Committee approved an increase in Mr. Winston’s base salary to $500,000, effective January 1, 2005. In accordance with an amendment to Mr. Winston’s compensation program which was approved by the Board on October 24, 2005 and executed by Mr. Winston on March 7, 2006 (“Amendment”), the Compensation Committee awarded Mr. Winston an annual performance bonus of $227,500 for fiscal 2005, or 65% of the target award. The Compensation Committee’s decision on Mr. Winston’s annual incentive payment for fiscal 2005 was based principally on Mr. Winston successfully executing a detailed transition plan as described in the Amendment. The Amendment also provides Mr. Winston a bonus opportunity in 2006 of up to 74% of his base salary for performing certain actions as stated in the detailed transition plan described in the Amendment. The Compensation Committee also approved a long-term incentive award to Mr. Winston consisting of the ability to earn $250,000 in each of 2007 and 2008 in exchange for providing certain consulting services to the Company. Mr. Winston also receives perquisites and fringe benefits that are fair and reasonable in the industry. In fiscal 2005 these were supplemental long-term disability insurance ($5,663.90) and tax preparation services ($7,000). The Company also has an Employment and Severance Agreement with Mr. Winston, which is described below under the caption “Employment Contracts and Termination of Employment/Change in Control Arrangements.” The Compensation Committee has reviewed all elements of compensation of the Chief Executive Officer and believes that such compensation is fair and reasonable under the circumstances.

Report submitted by: Benjamin J. Virgilio (Chair), Byron O. Pond, and Marina Hatsopoulos

Report of the Nominating and Corporate Governance Committee

Statement of Corporate Governance Practices for NI 58-101 Purposes

The Board of Directors and senior management of the Company consider good corporate governance to be central to the effective operation of the Company. As part of the Company’s commitment to effective corporate governance, the Board of Directors, with the assistance of the Nominating and Corporate Governance

Committee, monitors changes in legal requirements and best practices. During the past year, there have been several changes to the corporate governance and corporate governance disclosure requirements applicable to the Company. Specifically, the Canadian Securities Administrators introduced in final form National Instrument 58-101—Disclosure of Corporate Governance Practices (the “National Instrument”) and National Policy 58-201—Corporate Governance Guidelines (the “National Policy”), both of which came into force on June 30, 2005. The Board of Directors and the Company have devoted significant attention and resources to ensuring that the Company’s system of corporate governance meets or exceeds applicable legal and stock exchange requirements. Set out below is a description of certain corporate governance practices of the Company, as required by the National Instrument.

Board of Directors

The National Policy recommends that boards of directors of reporting issuers be composed of a majority of independent directors. With six of seven Directors considered independent, the Board of Directors is composed of a majority of independent Directors. The six independent Directors are: Messrs. Richard B. Black, Phillip A. Griffiths, Benjamin J. Virgilio and Garrett A. Garrettson and Ms. Marina Hatsopoulos. Mr. Charles D. Winston, the Company’s President and Chief Executive Officer, has a material relationship with the Company and is therefore not independent. The Company has taken steps to ensure that adequate structures and processes are in place to permit the Board of Directors to function independently of management. The non-employee Directors hold executive sessions without management after every Board meeting. In addition, and to ensure independence from management, Mr. Winston is requested to withdraw, where appropriate, from meetings of the Board of Directors and similarly from any meetings of Committees to which he may be invited.

The Company and the Board of Directors recognize the significant commitment involved in being a member of the Board of Directors. Accordingly, Directors notify the Chairman of the Board of a change in status including if they have begun serving on another corporate board of Directors or with any governmental advisory or charitable organization. The Nominating and Corporate Governance Committee is responsible for evaluating whether continued membership on the Board of Directors is appropriate. Currently, Messrs. Black, Garrettson, Griffiths, Pond, and Ms Hatsopoulos are Directors of the Company who serve on the boards of directors of other public companies as described in the biographies in the section of this management information circular titled “Election of Directors”.

With respect to the attendance of Directors at Board of Directors and committee meetings, please refer to the section of this management information circular titled “Board of Directors and Committee Meetings”.

Board Mandate

The Board of Directors is responsible for the overall stewardship of the Company. The Board of Directors discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board of Directors, the Chairman of the Board and officers of the Company. The Board of Directors has established four committees to assist with its responsibilities: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee; and the Technology Committee. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology Committee has a charter defining its responsibilities. The Board of Directors does not have an executive committee. Please see additional disclosure relating to each of the Committees of the Board of Directors under the section of this management information circular titled, “Board of Directors and Committee Meetings” above.

Position Descriptions

The Board of Directors has developed position descriptions for the Chair of each committee of the Board of Directors. The Board of Directors has also developed a position description for the Chief Executive Officer of the Company.

Orientation and Continuing Education

Responsibility for orientation programs for new directors is assigned to the Nominating and Corporate Governance Committee. In this regard, the Nominating and Corporate Governance Committee’s duties include ensuring the adequacy of the orientation and education program for new members of the Board of Directors. The Chairman of the Committee reviews with each new member of the Board of Directors (i) certain information and materials regarding the Company, including the role of the Board of Directors and its committees and (ii) the legal obligations of a Director of the Company. The Nominating and Corporate Governance Committee is also responsible for arranging continuing education for Directors in order to ensure that Directors maintain the skill and knowledge necessary to meet their obligations as Directors.

Ethical Business Conduct

The Company has in place a Code of Ethics that applies to all Directors, officers, and employees. The Code of Ethics sets out in detail the core values and the principles by which the Company is governed and addresses topics such as: honest and ethical conduct and conflicts of interest; compliance with applicable laws and Company policies and procedures; public disclosure and books and records; use of corporate assets and opportunities; confidentiality of corporate information; reporting responsibilities and procedures; and non-retaliation.

The Nominating and Corporate Governance Committee is responsible for reviewing the Code of Ethics. The Company’s Human Resources Department is responsible for communicating the Code of Ethics to Directors, officers and employees. The Audit Committee monitors overall compliance with the Code of Ethics for the Directors, officers, and employees of the Company. All issues and concerns specifically related to accounting, internal financial controls and/or auditing will be reviewed and forwarded to the Audit Committee. A copy of the Code of Ethics is available on the Company’s Web site at http://www.gsig.com.

The Board of Directors and the Audit Committee have established a hotline to encourage employees, officers and Directors to raise concerns regarding matters covered by the Code of Ethics (including accounting, internal controls or auditing matters) on a confidential basis free from discrimination, retaliation or harassment. In addition, in order to ensure independent judgment in considering transactions/agreements in which a Director/officer has a material interest, all related party transactions are approved by the independent Directors and all payments under related party transactions are approved by the Audit Committee.

Assessments

The Nominating and Corporate Governance Committee is responsible for assessing the effectiveness of the Board of Directors as a whole and the committees of the Board of Directors. Each Director is required to complete, on an annual basis, a written evaluation with respect to: (i) the performance of the Board of Directors; and (ii) the performance of committees. The Nominating and Corporate Governance Committee reviews the evaluations with the Chairman of the Board. The results of the evaluations are summarized and presented to the full Board of Directors.

Report submitted by: Byron O. Pond (Chair), Phillip Griffiths, and Marina Hatsopoulos

Report of the Technology Committee

Purpose

The Board of Directors of the Company recognizes the central role of technology in enabling the Company to achieve its long-term strategic objectives. Accordingly, the Board of Directors has established the Technology Committee to review the Company’s technology development, and to advise the Board on strategic opportunities in the context of the Company’s strategic planning in both new and existing business and markets.

In carrying out the purpose set forth above, the Technology Committee:

(a) Reviews, evaluates and makes recommendations to the Board regarding the Company’s major technology plans and strategies, including its research and development activities, and evaluates technical and market risks associated with product development and investment.

(b) Assesses existing and potential new technology markets and makes recommendations to the Board with respect to the innovation and technology acquisition process to assure ongoing business growth.

(c) Advises on the development of measurement and tracking systems important to successful innovation.

(d) Monitors and evaluates future trends in technology that may affect the Company’s strategic plans, including monitoring of industry trends.

Report submitted by: Phillip Griffiths (Chair), Garrett Garrettson, and Charles Winston

EXECUTIVE COMPENSATION

The following table, presented in accordance with the rules of the United States Securities and Exchange Commission, sets forth information with respect to the compensation earned during the fiscal years ended December 31, 2005, 2004 and 2003 by the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company who received annual compensation in excess of $100,000 (collectively, with the Chief Executive Officer, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Other Annual Compensation(2)	Securities and Underlying Options Granted	All Other Compensation(3)
Charles D. Winston President & CEO	2005	$485,846	$227,500	$24,663	—	$8,500
	2004	$431,923	$502,414	$23,675	190,000	$8,500
	2003	$400,000	$216,960	—	—	$8,500

Thomas R. Swain V.P., Finance	2005	$270,576	$30,938	$12,678	—	$8,500
	2004	$249,041	$216,409	$12,856	80,000	$8,500
	2003	$200,013	$65,700	—	15,000	$8,500

Kurt A. Pelsue V.P., Technology & CTO	2005	$228,231	$75,440	$13,574	—	$8,500
	2004	$226,287	$121,226	$11,262	40,000	$8,500
	2003	$209,720	$58,721	—	—	$8,500

Linda Palmer V.P., Corporate Resources	2005	$198,231	$38,000	$9,309	—	$8,500
	2004	$195,192	$127,257	$10,068	30,000	$8,500
	2003	$180,000	$46,504	—	—	$8,500

Felix Stukalin V.P., Business Development	2005	$216,462	$41,800	$12,474	—	$8,500
	2004	$201,346	$126,887	$12,410	40,000	$8,500
	2003	$166,153	$239,540	—	15,000	$8,500

(1)	All bonus payments were earned and paid pursuant to the Annual Performance Bonus program for 2005. No bonus was earned or paid pursuant to the 2005 Incentive Award program.

(2)	Perquisites and personal benefits do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus of the Named Executive Officer. Such perquisites and personal benefits are comprised solely of the following: supplemental long term disability insurance, automobile allowance and maintenance, and tax preparation services.
(3)	All other compensation consists exclusively of the Company’s contribution under its retirement and savings plans established pursuant to Section 401(k) of the United States Internal Revenue Code. The terms of the retirement and savings plans permit each participant to defer up to 15% of his annual salary up to an annual maximum amount prescribed by United States Internal Revenue Service regulations ($14,000 in 2005, plus an additional $4,000 for those participants who met eligibility requirements for “catch up” contributions). The Company matches such deferrals to the extent of achievement by it of profit goals. The amount in this column represents the Company match.

STOCK OPTION PLANS

A merger of equals involving General Scanning, Inc. and Lumonics Inc. was completed on March 22, 1999. In conjunction with the merger, the Company assumed outstanding options held by employees under nonqualified and incentive stock options and issued 2,051,903 stock options in exchange. As of December 31, 2005, options to purchase 499,823 common shares remained outstanding under the assumed 1981 stock option plan and the 1992 stock option plan of General Scanning, Inc. All options granted under these plans have a ten year term. In addition, the Company assumed outstanding Warrants, which were issued pursuant to the 1995 directors’ warrant plan of General Scanning, Inc., for the purchase of common stock issued to non-employee members of the General Scanning, Inc. board of directors, referred to in this management proxy circular as the “Warrants”. The Warrants are subject to vesting as determined by a committee of the Board of Directors at the date of grant and expire ten (10) years from the date of grant. As of December 31, 2005, 51,186 Warrants, all of which are exercisable, remain outstanding at prices ranging from $9.65 to $15.41 per share. The Warrants have been included in all stock option tables included in this management proxy circular. Excluding the assumed options and Warrants referenced herein, no additional options or Warrants are authorized to be granted under the assumed General Scanning, Inc. stock option plans.

The 1995 Equity Incentive Plan (or the 1995 Award Plan) was established in September 1995 by Lumonics Inc. for the benefit of employees (including contract employees), consultants, and Directors of the Company. The exercise period of each option is determined by the Compensation Committee, but may not exceed 10 years from the date of grant. A total of 6,906,000 awards have been authorized for issuance under the 1995 Plan. The 1995 Plan initially authorized the issuance of a maximum of 406,000 options to purchase common shares. The number of common shares reserved for issuance and to be issued under the 1995 Award Plan was increased over the years and on May 20, 2004 such number was increased from 4,906,000 to 6,906,000 shares; with all such increases being approved by the shareholders. As of the date of this management proxy circular, it is the only equity incentive plan under which new equity awards may be granted. In the event that the 2006 Equity Incentive Plan is approved by the shareholders, the 1995 Award Plan will be terminated. This will not effect outstanding awards under the 1995 Award Plan, but the Company intends that all future awards will be made under the 2006 Equity Incentive Plan.

The 1995 Award Plan was restated on May 20, 2004, and is intended to allow for the grant of restricted common shares and stock appreciation rights in addition to the grant of incentive stock options and non-qualified stock options (collectively, “awards”). Subject to the requirements of the 1995 Award Plan, the Compensation Committee, or in lieu thereof the Board of Directors, has the authority to select those directors, consultants, and employees to whom awards will be granted, the grant date, the number of awards to be granted and other terms and conditions of the awards. The determination of the exercise price for incentive and non-qualified stock options was also changed as a result of the May 20, 2004 restatement. Prior to the restatement of the 1995 Award Plan, the exercise price of options granted had to be equal to the closing price of the Company’s common shares on the Toronto Stock Exchange, or in lieu thereof, the NASDAQ Exchange, on the day preceding the date of grant. After the restatement, the exercise price for incentive and nonqualified stock options was the closing price of the Company’s common shares on the Toronto Stock Exchange, or in lieu thereof, the NASDAQ Exchange, on the date of grant. After the Company’s decision to voluntarily de-list from the Toronto Stock Exchange, the exercise price for options has been set at the closing price of the Company’s common shares on the NASDAQ Exchange. The exercise price of SARs will be an amount determined by the Compensation Committee, but in no event will such amount be less than the closing price of the common shares on the NASDAQ Exchange on the date of grant. If a SAR is granted in conjunction with an option or a portion thereof, the exercise price may not be less that the exercise price of the related option. Restricted shares will vest in equal amounts over four years unless otherwise specifically approved by the Compensation Committee. The Compensation Committee has the power to amend, modify, or terminate the 1995 Award Plan provided that the Participant’s rights are not materially adversely affected and subject to any approvals required under the applicable regulatory requirements. As of the close of business on December 31, 2005, options to purchase an aggregate of approximately 3,013,740 common shares were outstanding under the restated 1995 Award Plan to employees and Directors at prices ranging from Cdn$6.38 per share to Cdn$29.00 per share, and from $4.31 per share to $19.38 per share. Under the terms of the 1995 Award Plan, any option shares that expire will be returned to the 1995 Award Plan pool unless the 1995 Award Plan is terminated due to the approval of the 2006 Equity Incentive Plan by the shareholders. In this event, all expired option shares under the 1995 Award Plan shall revert to the 2006 Equity Incentive Plan.

No past financial assistance has been given to participants to assist them in purchasing common shares under the 1995 Award Plan, nor is such financial assistance contemplated. The 1995 Award Plan contains no provision for the Company to provide any such assistance.

EQUITY COMPENSATION PLANS

The following table gives information about the Company’s common shares that may be issued upon the exercise of options, Warrants and rights under all of its existing equity compensation plans as of December 31, 2005, the Company’s most recently completed fiscal year, including the 1995 Award Plan, the 1981 stock option plan of General Scanning, Inc., the 1992 stock option plan of General Scanning, Inc., the Warrants (as described below) and the Company’s employee stock purchase plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options/Warrants	Weighted-Average Exercise Price of Outstanding Options/Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Plans approved by shareholders	3,513,563	$10.64	1,754,521
Plans not approved by shareholders (the Warrants)	51,186	$13.36	0
Total	3,564,749	$10.67	1,754,521

All of the option plans listed above or described in the table have been approved by the Company’s shareholders, except the Warrants. The outstanding Warrants listed in the above table were issued pursuant to the 1995 directors’ Warrant plan of General Scanning, Inc., referred to in this section as the Warrant plan, which was assumed by the Company in connection with the March 22, 1999 merger of General Scanning, Inc. and Lumonics Inc., the material features of which are described above. No additional Warrants are authorized to be granted under the Warrant plan.

OPTION GRANTS DURING FISCAL 2005

No options were granted to the Named Executive Officers during the fiscal year ended December 31, 2005.

OPTIONS EXERCISED DURING FISCAL 2005 AND YEAR-END OPTION VALUES

The following table provides information, for the Named Executive Officers, concerning the number of shares for which stock options were exercised in the fiscal year ended December 31, 2005, the realized value or spread (the difference between the exercise price and market value on date of exercise) and the number and unrealized spread of unexercised options held by the Named Executive Officers at the 2005 fiscal year end.

Name and Principal Position	Securities Acquired on Exercise(#)	Aggregate Value Realized(1)($)	Unexercised Options at December 31, 2005 Exercisable/ Unexercisable(2)(#)	Value of Unexercised In-the-Money Options at December 31, 2005 Exercisable/ Unexercisable(3)($)
Charles D. Winston	0	$0	1,061,074 / 0	$1,766,173 / 0
Thomas R. Swain	0	$0	339,358 / 0	$606,173 / 0
Kurt A. Pelsue	25,000	$128,773	208,866 / 0	$363,533 / 0
Linda Palmer	3,500	$20,055	166,739 / 0	$287,242 / 0
Felix Stukalin	10,000	$31,200	166,735 / 0	$304,592 / 0

(1)	Market value of the underlying shares on the date of exercise less the option exercise price. Values are in United States dollars unless otherwise specified.
(2)	In December 2005 the Board of Directors, acting upon the recommendation from the Compensation Committee, accelerated vesting on all outstanding stock options under the 1995 Equity Incentive Plan. The decision to accelerate the vesting of these options was made primarily to reduce future compensation expense under SFAS 123R. Director and officer options that were accelerated are subject to the sale restrictions that no director or officer may sell shares obtained under accelerated option grants until the shorter of (a) the original stock option vesting period; or (b) twelve (12) months from the date of acceleration; or (c) termination of employment.
(3)	Market value of shares covered by in-the-money options on December 31, 2005, less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT CONTRACTS AND TERMINATION OF

EMPLOYMENT/CHANGE-IN-CONTROL ARRANGEMENTS

The Company entered into an employment agreement with Charles D. Winston on January 1, 2004, (the “Employment Agreement”) that superseded an employment agreement and a severance agreement that had previously been in effect. On March 7, 2006 the Employment Agreement was amended to replace the opportunity for Mr. Winston to earn 100,000 Common Shares of the Company with the opportunity to earn $500,000 as described below. Pursuant to the Employment Agreement, the Company agreed to employ Mr. Winston as its President and Chief Executive Officer until December 31, 2006 and to pay him certain benefits (described below) upon the termination of his employment without cause, prior to such date. In addition, the Employment Agreement provides for Mr. Winston to perform consulting services for the Company for a two (2) year period commencing on January 1, 2007, at 50% of his base salary for fiscal 2006 plus an opportunity to earn $250,000 in each of 2007 and 2008 upon the recommendation of the Chairman of the Board based on his observations of Mr. Winston’s cooperation with the successor President and CEO in each of these years. The severance provisions of the Employment Agreement provide that if the Company terminates Mr. Winston’s employment without cause and for reasons other than disability prior to December 31, 2006, the Company shall pay Mr. Winston his base salary plus a bonus consisting of 70% of his base salary for the year in which he is terminated, for a period of two years from the date of termination. In addition, the Company shall continue to provide Mr. Winston with the following employee benefits for two years following his date of termination: Company medical and dental insurance (Mr. Winston will be responsible for the employee portion of the premiums), an allowance for the use of a leased automobile and an annual allowance for tax planning and preparation to a maximum of $7,000.

In addition, the Company has entered into executive retirement and severance benefits agreements (the “Severance Agreements”) with Mr. Swain, Mr. Stukalin, Mr. Pelsue and Ms. Palmer (each an “Executive”). Each Severance Agreement became effective as of January 17, 2005 and continues in effect for a period of 5 years with an automatic renewal for an additional period of three years unless, no later than 1 year prior to the end of the initial five-year term, the Company delivers written notice of termination to the Executive. Each Severance Agreement supersedes previously executed severance agreements with these Executives and provide for benefits (A) in the event of the Executive’s retirement, or, alternatively, (B) in the event the Executive is terminated for any reason other than death, disability or cause.

Under each Severance Agreement, if the Executive reaches the age of sixty (60) and has a minimum of fifteen (15) years service with the Company, then the Executive can elect to retire, upon one year’s notice. In such an event, the Executive may choose to receive the following retirement benefits, provided that the Executive continues to comply with his or her post-retirement obligations to the Company: (1) the Executive may elect to be employed by the Company, on a part-time basis (not more than fifty percent (50%) of full-time), for up to three (3) years from the Executive’s retirement date; (2) continued health and dental group benefits to the Executive and the Executive’s family at the same level as was provided to the Executive as of the Executive’s retirement date during the period of such part-time employment; and (3) all stock options granted to the Executive prior to such retirement shall continue to vest during the period of such part-time employment. If the Executive retires and chooses any of these retirement benefits, the Executive will not be eligible for termination benefits (as described below).

Each Severance Agreement further provides that if the Executive is terminated by the Company for any reason other than death, disability, or cause or the Executive terminates his or her employment with the Company for good reason (all as defined in the Severance Agreement), then the Executive shall receive the following termination benefits: (1) eighteen (18) months of base salary, and (2) continued health and dental group benefits to the Executive and the Executive’s family at the same level as was provided to the Executive as of the Executive’s termination date for the earlier of two (2) years or employment by another company which provides health and dental insurance benefits to the Executive. These termination benefits are conditioned upon the Executive signing a release of claims and compliance with all post-termination obligations to the Company. No such benefits are available upon the resignation (other than for good cause) or retirement of the Executive.

Upon the death of the Executive, the Executive’s heirs will be entitled to receive the Executive’s termination benefits provided such heirs sign a release of claims as described in the preceding paragraph.

During the Executive’s part-time employment and for a period of one year thereafter, or during the period that the Executive is eligible to receive termination benefits and for a period of one year thereafter, the Executive is prohibited, without the Company’s prior written consent, from competing with the Company or soliciting employees from the Company.

The form of the Severance Agreements was filed with the SEC on February 16, 2005 and can be accessed through the Company’s website at www.gsig.com.

COMPENSATION OF DIRECTORS

During the most recently completed financial year, Directors who were not employees of the Company received an annual retainer of $15,000 and an attendance fee of $1,500 for attending meetings of shareholders, the Board of Directors and committees of the Board of Directors and $750 for each meeting conducted by telephone. The Chairman of the Board of Directors receives an additional special retainer of $36,000. The Chairman’s special retainer was increased from $24,000 to $36,000 by vote of the Board of Directors on October 25, 2005, with the Chairman abstaining from the vote. The Chairman of the Audit Committee receives an annual retainer of $5,000, the Chairman of the Compensation Committee and the Chairman of the Nominating

and Corporate Governance Committee each receive an annual retainer of $3,000 and the Chairman of the Technology Committee receives an annual retainer of $2,000. All payments are made in the currency of the Director’s residence. The Chairman of the Executive Search Committee receives a retainer of $1,000 per quarter, and all members of the Committee receive a payment of $750 per meeting. Upon initial election non-employee Directors receive an option to purchase 40,000 of the Company’s common shares. Annually, all sitting non-employee Directors receive additional options to purchase 10,000 of the Company’ common shares. The options have an exercise price of fair market value of the Company’s common shares on the date of grant, a term of six (6) years, and are otherwise subject to the terms of the 1995 Award Plan. Directors who are employees of the Company receive no remuneration for serving as members of the Board of Directors. As a result of the implementation of FAS 123R, the Board may amend the practice of option grants in favor of restricted stock or other forms of awards. The following are the aggregate amounts, exclusive of option grants, paid to the Directors in respect of their services in Fiscal 2005:

Director	Fees Paid FY 2005
Black		$85,250
Garrettson		$43,000
Griffiths		$59,750
Hatsopoulos		$30,750
Pond		$51,000
Virgilio	Cdn$	57,989

In addition to the above payments, additional payments were made to Paul Ferrari for services as a Director of the Company until his resignation on May 26, 2005, and thereafter as a consultant to the Board through October, 2005. The aggregate payments made to Mr. Ferrari in fiscal year 2005 were $32,250.

The current stock ownership of the above Directors, including unexercised options, is set forth in this management proxy circular in the table below titled, “Security Ownership of Certain Beneficial Owners, Directors and Management”.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company maintains entity and director and officers’ liability insurance in the aggregate principal amount of $35,000,000 subject to a $500,000 deductible per loss for SEC claims and $250,000 for all other claims that are indemnifiable by the Company. For claims that are not indemnifiable, there is no deductible. The Company is obligated to pay all deductibles. The premium for the insurance is currently $484,133 per year which is paid by the Company. This insurance policy renews annually in May.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the United States Securities and Exchange Act of 1934, as amended, as well as applicable Canadian securities laws, require Directors, executive officers and persons who own more than 10% of the Company’s common shares to file reports with the United States Securities and Exchange Commission and with Canadian securities regulatory authorities, as applicable, disclosing their ownership of the Company’s securities and changes in such ownership. Based solely on a review of the copies of such reports furnished to it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during fiscal 2005 with the exception that Messrs Black, Pond, Griffiths, Virgilio, Swain, and Garrettson and Ms Hatsopoulos each filed one Form late, each reporting one transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee of the Board of Directors are Messrs. Virgilio and Pond and Ms Hatsopoulos. None of the members of the Compensation Committee is or has at any time in the past been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a director or on the Compensation Committee of any other entity, where any of that entity’s executive officers served on the Company’s Compensation Committee or on its Board of Directors in fiscal 2005.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

Since the beginning of the fiscal year ended December 31, 2005 there has been no indebtedness to the Company by any Director or officer or the family members or associates of any such person, other than amounts owing for purchases, subject to usual trade terms, for ordinary travel and expense advances and for other transactions in the ordinary course of business.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

During the fiscal year ended December 31, 2005 the Company recorded sales revenue from Sumitomo Heavy Industries Ltd., a significant shareholder, of approximately $5.6 million. These sales were in the ordinary course of business and on terms materially equivalent to other third party transactions. The Company purchased raw materials from Sumitomo at amounts and terms approximately equivalent to third-party transactions. The Company purchased $0.2 million from Sumitomo in the year ended December 31, 2005.

On February 23, 2000 the Company entered into an agreement with V2Air LLC relating to the use of the V2Air LLC aircraft for Company business purposes. V2Air LLC is owned by the Company’s President and Chief Executive Officer, Charles D. Winston. Pursuant to the terms of the agreement, the Company is required to reimburse V2Air LLC $585 per operating hour of use on Company-related business travel, as well as for certain direct expenses associated with the travel. The hourly charge is based on market surveys of commercial rentals of similar planes. These surveys are conducted by the Company twice per year. During the most recently completed financial year, the Company reimbursed V2Air LLC approximately $102,000 under the terms of the agreement.

Richard B. Black is a director of the Company and is also the President and Chief Executive Officer of ECRM, Inc. ECRM manufactures laser systems equipment for the printing and publishing industry. Westwind Air Bearings Inc. (“Westwind US”) was acquired by GSI Group Corporation, a wholly owned subsidiary of the Company in December 2003, and was merged into GSI Group Corporation in June, 2004. ECRM purchased $305,000 of equipment from the Westwind business unit of GSI Group Inc. in 2005.

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

The following graph assumes an investment of US $100 on December 31, 2000 and compares the yearly percentage change in the cumulative total shareholder return on such investment to the cumulative total return of the NASDAQ Composite Index for the five (5) year period which commenced January 1, 2001 and ended on December 31, 2005. The Company paid no dividends during the periods shown; the performance of the indices is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates. (1)(2)(3)

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG GSI GROUP INC., NASDAQ COMPOSITE INDEX AND

S&P ELECTRONIC EQUIPMENT INDEX (1)(2)(3)

(1)	These Stock Performance Graphs and the information contained in the Report of the Audit Committee and the Compensation Committee Report on Executive Compensation are not deemed to be “soliciting material,” are not deemed filed with the Securities and Exchange Commission and are not deemed to be incorporated by reference by any general statement incorporating by reference this management proxy circular into any filing of the Company under the Securities Act of 1933, or any filing under the Securities Exchange Act of 1934, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate this information by reference into any such filing, and will not otherwise be deemed incorporated by reference into any other filing under the Securities Act or the Securities Exchange Act, except to the extent that we specifically incorporate it by reference.
(2)	The stock price performance shown on the graphs is not necessarily indicative of future price performance. Information used on the graphs was obtained from Hemscott, Inc., Richmond, Virginia, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.
(3)	The stock price performance graph uses the NASDAQ Composite Index as the Company’s common shares are publicly traded exclusively on the NASDAQ Stock Market. A comparison with the S&P/TSX Composite was not done due to the Company’s de-listing from the Toronto Stock Exchange effective November 1, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND MANAGEMENT

Certain Beneficial Owners

The following sets forth, to the knowledge of the Company, certain information concerning the direct and indirect beneficial ownership of common shares, the Company’s only class of voting securities, as of the close of business on December 31, 2005, by each person known by the Directors or senior officers of the Company to be the beneficial owner of, or to exercise control or direction over 5% or more of the outstanding common shares of the Company as of such date. This information is based on the most recent statements on Schedule 13G filed with the United States Securities and Exchange Commission or on other information available to the Company.

Shareholder	Shares	Percentage
Franklin Resources, Inc.(1) One Franklin Parkway San Mateo, California 94403	4,465,843	10.7%

Sumitomo Heavy Industries Ltd. 9-11, Kita-Shinagawa 5 Chome Shinagawa-Ku, Tokyo, 141-8686, Japan	4,078,238	9.8%

FMR Corp. (Fidelity Management and Research Corporation) 82 Devonshire St. Boston, Massachusetts 02109	2,630,000	6.3%

(1)	Consists of common shares beneficially owned by one or more investment companies or other managed accounts that are clients of investment advisers that are direct and indirect subsidiaries of Franklin Resources, Inc. Advisory contracts grant to the investment advisor subsidiaries all investment and/or voting power over the securities owned by their clients.

Directors and Management

The following table shows the number of common shares, the Company’s only class of equity securities, beneficially owned by each of the Directors, and the Named Executive Officers (see “Executive Compensation” above), as well as by the Directors, and the executive officers of the Company as a group, as of the close of business on Monday, March 27, 2006.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Shares
Richard B. Black, Director	91,607	(2)	*

Phillip A. Griffiths, Director	95,880	(3)	*

Byron O. Pond, Director	71,000	(4)	*

Benjamin J. Virgilio, Director	89,000	(5)	*

Garrett A. Garrettson, Director	50,000	(6)	*

Marina Hatsopoulos, Director	50,000	(7)	*

Linda Palmer, Vice President, Corporate Resources	132,260	(8)	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Shares
Kurt A. Pelsue, Vice President, Technology and Chief Technology Officer	185,765	(9)	*

Felix Stukalin, Vice President, Business Development	151,735	(10)	*

Thomas R. Swain, Vice President, Finance	348,550	(11)	*

Charles D. Winston, President, Chief Executive Officer and Director	724,808	(12)	1.7

All Directors and executive officers as a group (13 persons)	1,990,605	(13)	4.7

*	Less than 1%.
(1)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days of March 27, 2006, whether pursuant to the exercise of options or Warrants, the conversion of securities or otherwise. Includes an aggregate of 1,924,292 shares, which are fully vested and may be acquired within sixty (60) days of March 27, 2006, by exercise of options and Warrants. Each beneficial owner’s percentage of ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are fully vested and exercisable (or convertible) within sixty (60) days of March 27, 2006 have been exercised. Unless otherwise noted in the footnotes below, the Company believes all persons named in the table have sole voting power and investment power with respect to all common shares beneficially owned by them. Statements as to ownership of common shares are based upon information obtained from the Directors, and executive officers and from records available to the Company.
(2)	Includes 78,082 common shares subject to options and Warrants.
(3)	Includes 90,000 common shares subject to options.
(4)	Includes 65,000 common shares subject to options.
(5)	Includes 70,000 common shares subject to options.
(6)	Total amount comprised of common shares subject to options.
(7)	Total amount comprised of common shares subject to options.
(8)	Total amount comprised of common shares subject to options.
(9)	Includes 178,457 common shares subject to options.
(10)	Total amount comprised of common shares subject to options.
(11)	Includes 339,358 common shares subject to options.
(12)	Includes 719,400 common shares subject to options.
(13)	Includes 1,924,292 common shares subject to options and Warrants.

OTHER BUSINESS

Management does not know of any matters to be brought before the meeting other than those set forth in the notice accompanying this management proxy circular.

PROPOSALS

Proposals of shareholders intended for inclusion in next year’s management proxy circular to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders pursuant to Securities and Exchange Commission Rule 14a-8 must be received at the Company’s principal executive offices on or before December 19, 2006. Shareholder proposals not intended for inclusion in next year’s management proxy circular, but which are instead sought to be presented directly at next year’s annual meeting, will be considered untimely if received later than December 19, 2006, and proxies will confer discretionary authority with respect to such proposals. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

HOUSEHOLDING

The Company’s annual report, including audited financial statements for the fiscal year ended December 31, 2005, is being mailed to you along with this management proxy circular. In order to reduce printing and postage costs, ADP Investor Communication Services has undertaken an effort to deliver only one annual report and one management proxy circular to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if ADP has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one management proxy circular, the Company will deliver promptly a separate copy of the Annual Report and the management proxy circular to any shareholder who sends a written request to GSI Group Inc., 39 Manning Road, Billerica, Massachusetts 01821, Attention: Secretary.

You can also notify ADP that you would like to receive separate copies of the Company’s annual report and management proxy circular in the future by writing or calling your bank or broker. Even if your household has received only one annual report and one management proxy circular, a separate proxy card should have been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of the Company’s annual report and management proxy circular, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling ADP directly.

INFORMATION CONCERNING THE COMPANY

You may obtain the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005, the Company’s 2005 audited consolidated financial statements, and additional copies of this document on the Company’s Web site at http://www.gsig.com, or by writing to or calling the Secretary, GSI Group Inc., 39 Manning Road, Billerica, Massachusetts 01821, U.S.A., or 1-800-342-3757. This information is not incorporated by reference into this management proxy circular and proxy statement.

DIRECTORS’ APPROVAL

The contents and the sending of this management proxy circular have been approved by the Company’s Board of Directors.

By Order of the Board of Directors of

GSI Group Inc.

Daniel J. Lyne,

Secretary

Billerica, Massachusetts

April 17, 2006

SCHEDULE A

APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

OF GSI GROUP INC.

BE IT RESOLVED THAT:

1. The 2006 Equity Incentive Plan is hereby approved as of May 15, 2006.

2. Any director, officer, or other person duly authorized by the Company, be and is hereby authorized and directed to execute and deliver all such deeds, documents, instruments and assurances and to do all such acts and things as in his or her option may be necessary or desirable to give effect to this resolution.

SCH-1

SCHEDULE B

GSI GROUP INC.

2006 EQUITY INCENTIVE PLAN

1.	Purpose	SCH-3

2.	Definitions	SCH-3

3.	Term of the Plan	SCH-6

4.	Stock Subject to the Plan	SCH-6

5.	Administration	SCH-7

6.	Authorization of Grants	SCH-7

7.	Specific Terms of Awards	SCH-9

8.	Adjustment Provisions	SCH-13

9.	Change of Control	SCH-14

10.	Settlement of Awards	SCH-15

11.	Reservation of Shares	SCH-16

12.	Limitation of Rights in Stock; No Special Service Rights	SCH-17

13.	Unfunded Status of Plan	SCH-17

14.	Nonexclusivity of the Plan	SCH-17

15.	Termination and Amendment of the Plan	SCH-17

16.	Notices and Other Communications	SCH-18

17.	Governing Law	SCH-18

SCH-2

1. Purpose.

This Plan is intended to retain and reward highly qualified employees (including contract employees), Consultants, and directors who will be motivated to contribute to the success of GSI Group Inc. and its Affiliates through the grant of Awards and encouraged to purchase Stock of the Company. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2. Definitions.

As used in this Plan, the following terms shall have the following meanings:

2.1. Accelerate, Accelerated, and Acceleration, means: (a) when used with respect to an Option or Stock Appreciation Right, that as of the time of reference the Option or Stock Appreciation Right will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms; (b) when used with respect to Restricted Stock or Restricted Stock Units, that the Risk of Forfeiture otherwise applicable to the Stock or Units shall expire with respect to some or all of the shares of Restricted Stock or Units then still otherwise subject to the Risk of Forfeiture; and (c) when used with respect to Performance Units, that the applicable Performance Goals shall be deemed to have been met as to some or all of the Units.

2.2. Acquisition means a merger or consolidation of the Company into another entity (i.e., which merger or consolidation the Company does not survive) or the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other entities or persons in a single transaction or series of related transactions.

2.3. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4. Award means any grant or sale pursuant to the Plan of Options, Stock Appreciation Rights, Performance Units, Restricted Stock, Restricted Stock Units, or Stock Grants.

2.5. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6. Board means the Company’s Board of Directors.

2.7. Change of Control means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) an Acquisition, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction, or

(b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 20% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders that the Board does not recommend such shareholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

SCH-3

(c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

(d) a majority of the Board votes in favor of a decision that a Change of Control has occurred.

2.8. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.9. Committee means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.10. Company means GSI Group Inc., a corporation continued under the laws of the province of New Brunswick.

2.11. Consultant means a person, other than an employee, executive officer, or director of the Company or an Affiliate, that

(a) is engaged to provide services to the Company or an Affiliate, other than services provided in relation to a distribution of securities;

(b) provides the services under a written contract with the Company or an Affiliate; and

(c) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate;

and includes, for an individual Consultant, a corporation of which the individual Consultant is an employee or shareholder, and a partnership of which the individual Consultant is an employee or partner.

2.12. Covered Employee means an employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.13. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.14. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15. Market Value means the value of a share of Stock on a particular date determined by such methods or procedures as may be established by the Committee. While the Stock is readily tradable on an established securities market, the Committee’s determination shall be made on any reasonable basis established by the Committee using actual transactions in such stock as reported by such market and consistently applied.

2.16. Nonstatutory Option means any Option that is not an Incentive Option.

2.17. Option means an option to purchase shares of Stock, and includes either or both Nonstatutory Options and Incentive Options.

2.18. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.19. Participant means any holder of an outstanding Award under the Plan.

SCH-4

2.20. Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria used to establish Performance Goals are limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses, (xxv) customer service, (xxvi) new product introductions, (xxvii) product line enhancements, or (xxviii) strategic acquisitions.

2.21. Performance Goals means, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. The Committee will, in the manner and within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Goal or Goals it selects to use for such Performance Period for such Participant. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance against a Performance Goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual, non-recurring or non-comparable items (A) as described in Accounting Principles Board Opinion No. 30, (B) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to shareholders for the applicable year, or (C) publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

2.22. Performance Period means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance Unit.

2.23. Performance Unit means a right granted to a Participant under Section 7.5, to receive cash, Stock or other Awards, the payment of which is contingent on achieving Performance Goals established by the Committee.

2.24. Plan means this 2006 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.25. Qualified Performance-Based Awards means Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

2.26. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.27. Restricted Stock Units means rights to receive shares of Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

SCH-5

2.28. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.29. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock or Restricted Stock Units, including a right in the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.30. Stock means the common shares of the Company, and such other securities as may be substituted for Stock pursuant to Section 8.

2.31. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Stock (except as otherwise provided in Section 7.2(c)) over a specified exercise price.

2.32. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.33. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3. Term of the Plan.

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending on the tenth anniversary of the approval of the Plan by the Company’s shareholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the shareholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4. Stock Subject to the Plan.

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 6,906,000 shares of Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation,

(a) shares of Stock issued pursuant to or subject to outstanding grants under the Company’s 1995 Equity Incentive Plan shall be taken into account as though issued or subject to outstanding grants under this Plan (with the effect that, for example, any shares subject to outstanding stock options granted under the Company’s 1995 Equity Incentive Plan which expire unexercised will become available for use under this Plan because of the reduction in the available shares required by this paragraph (a) is reduced),

(b) if any Option or Stock Appreciation Right expires, terminates, or is cancelled for any reason without having been exercised in full, or if any other Award is forfeited by the recipient or repurchased at less than its Market Value, the shares not purchased by the Optionee or which are forfeited by the recipient or repurchased shall again be available for Awards to be granted under the Plan,

(c) if any Option is exercised by delivering previously owned shares in payment of the exercise price therefor, only the net number of shares, that is, the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan, and

SCH-6

(d) settlement of any Award shall not count against the foregoing limitations except to the extent settled in the form of Stock.

In addition to the foregoing general limitation, no Award may be made to an individual in his or her capacity as a member of the Board or of any board of directors (or similar governing authority) of any Affiliate to the extent that at the date of the grant of the Award the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan or the Company’s 1995 Equity Incentive Plan to such persons in aggregate would exceed one percent (1%) of the Company’s then outstanding number of shares of Stock.

Shares of Stock issued pursuant to the Plan shall be from authorized but unissued shares.

5. Administration.

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to Consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, Consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, Consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6. Authorization of Grants.

6.1. Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or Consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 25% of the aggregate number of shares of Stock subject to the Plan.

6.2. General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant shall have complied with the applicable terms and conditions of such Award (including if applicable delivering a fully executed copy of any agreement evidencing an Award to the Company).

SCH-7

6.3. Effect of Termination of Employment, Etc.

(a) Options and SARs. Unless the Committee shall provide otherwise with respect to any Award of Options or SARs,

(i) if the Participant’s employment or other association with the Company and its Affiliates ends on account of dismissal for cause, such Option or SAR shall cease to be exercisable in any respect 30 days following that event and, for the period it remains exercisable following dismissal, shall be exercisable only to the extent exercisable at the date of dismissal;

(ii) if the Participant’s employment or other association with the Company and its Affiliates ends on account of death, such Option or SAR shall cease to be exercisable in any respect six months following death and, for the period it remains exercisable following death, shall be exercisable only to the extent exercisable at the date of death; and

(iii) if the Participant’s employment or other association with the Company and its Affiliates ends for any other reason, including because of the Participant’s employer ceasing to be an Affiliate, such Option or SAR shall cease to be exercisable in any respect not later than 60 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of event;

provided, however, that the Committee may, in any instance in its sole discretion, extend the period of vesting and exercisability of any Option or SAR after the Participant’s employment or other association ends to any date not later than three years after such event, in the case of any Participant who is an employee (other than a contract employee), or one year after such event, in the case of any other Participant; and provided, further, however, that in no event may any Option or SAR be exercised after expiration of its term.

(b) Other Awards. If the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, any outstanding Award of the Participant other than an Option or SAR shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement.

(c) Effect of Leaves. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. During any such leave, Awards shall remain outstanding and vest, if at all, only in accordance with the Company’s leave policies as in effect from time to time.

6.4. Non-Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless permitted by applicable securities laws and first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50) percent of the voting interests.

SCH-8

7. Specific Terms of Awards.

7.1. Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Stock may be acquired under each Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date in the case of the grant of an Incentive Option to an Optionee who is a Ten Percent Owner.

(c) Option Period. No Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date in the case of the grant of an Incentive Option to an Optionee who is a Ten Percent Owner.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 16, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased.

If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

(f) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(g) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such

SCH-9

shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.2. Stock Appreciation Rights.

(a) Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after, the award of the Option), or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

(b) Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than fifty percent (50%) of the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

(c) Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, an SAR related to an Option which can only be exercised during limited periods following a Change of Control may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Change of Control or paid during the thirty (30) day period immediately preceding the occurrence of the Change of Control in any transaction reported in the stock market in which the Stock is normally traded.

7.3. Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services (including continued employment), or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of GSI Group Inc. 2006 Equity Incentive Plan and an Award Agreement entered into by the registered owner and GSI Group Inc. Copies of such Plan and Agreement are on file in the offices of GSI Group Inc.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, no Participant shall have the right to vote, or the right to receive any dividends with respect to, shares of Restricted Stock during the Restriction Period applicable to

SCH-10

such shares of Restricted Stock. To the extent the Committee provides for a right to dividends, the Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.4. Restricted Stock Units.

(a) Character. Each Restricted Stock Unit shall entitle the recipient to a share of Stock, or to the value of a specified number of shares of Stock less the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b) Form and Timing of Payment. Delivery of earned Restricted Stock Units shall be made following the close of the applicable Restriction Period. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

7.5. Performance Units.

(a) Character. Each Performance Unit shall entitle the recipient to the value of a specified number of shares of Stock less the initial value for such number of shares, if any, established by the Committee at the time of grant, at the close of a specified Performance Period to the extent specified Performance Goals shall have been achieved.

(b) Earning of Performance Units. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met within the applicable Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive payout on the number and value of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

(c) Form and Timing of Payment. Delivery of earned Performance Units shall be made following the close of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Stock which have been earned in connection with grants of Performance Units which have been earned, but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Stock that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals.

7.6. Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

SCH-11

7.7. Qualified Performance-Based Awards.

(a) Purpose. The purpose of this Section 7.7 is to provide the Committee the ability to qualify Awards as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant an Award as a Qualified Performance-Based Award, the provisions of this Section 7.7 will control over any contrary provision contained in the Plan. In the course of granting any Award, the Committee may specifically designate the Award as intended to qualify as a Qualified Performance-Based Award. However, no Award shall be considered to have failed to qualify as a Qualified Performance-Based Award solely because the Award is not expressly designated as a Qualified Performance-Based Award, if the Award otherwise satisfies the provisions of this Section 7.7 and the requirements of Section 162(m) of the Code and the regulations promulgated thereunder applicable to “performance-based compensation.”

(b) Authority. All grants of Awards intended to qualify as Qualified Performance-Based Awards and determination of terms applicable thereto shall be made by the Committee or, if not all of the members thereof qualify as “outside directors” within the meaning of applicable IRS regulations under Section 162 of the Code, a subcommittee of the Committee consisting of such of the members of the Committee as do so qualify. Any action by such a subcommittee shall be considered the action of the Committee for purposes of the Plan.

(c) Applicability. This Section 7.7 will apply only to those Covered Employees, or to those persons who the Committee determines are reasonably likely to become Covered Employees in the period covered by an Award, selected by the Committee to receive Qualified Performance-Based Awards. The Committee may, in its discretion, grant Awards to Covered Employees that do not satisfy the requirements of this Section 7.7.

(d) Discretion of Committee with Respect to Qualified Performance-Based Awards. Options may be granted as Qualified Performance-Based Awards in accordance with Section 7.1, except that the exercise price of any Option intended to qualify as a Qualified Performance-Based Award shall in no event be less that the Market Value of the Stock on the date of grant. With regard to other Awards intended to qualify as Qualified Performance-Based Awards, such as Restricted Stock, Restricted Stock Units, or Performance Units, the Committee will have full discretion to select the length of any applicable Restriction Period or Performance Period, the kind and/or level of the applicable Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit or to the individual. Any Performance Goal or Goals applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established.

(e) Payment of Qualified Performance-Based Awards. A Participant will be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals period are achieved within the applicable Performance Period, as determined by the Committee. In determining the actual size of an individual Qualified Performance-Based Award, the Committee may reduce or eliminate the amount of the Qualified Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

(f) Maximum Award Payable. The maximum Qualified Performance-Based Award payment to any one Participant under the Plan for a Performance Period is 25% of the number of shares of Stock set forth in Section 4 above, or if the Qualified Performance-Based Award is paid in cash, that number of shares multiplied by the Market Value of the Stock as of the date the Qualified Performance-Based Award is granted.

SCH-12

(g) Limitation on Adjustments for Certain Events. No adjustment of any Qualified Performance-Based Award pursuant to Section 8 shall be made except on such basis, if any, as will not cause such Award to provide other than “performance-based compensation” within the meaning of Section 162(m) of the Code.

7.8. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, including applicable Canadian securities laws, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8. Adjustment Provisions.

8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of the date of the initial adoption of the Plan by the Company’s Board of Directors. Subject to Section 8.2, if subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options and Stock Appreciation Rights (without change in the aggregate purchase price as to which such Options or Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Treatment in Certain Acquisitions. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of an Acquisition in which outstanding Awards are not Accelerated in full pursuant to Section 9, any then outstanding Awards shall nevertheless Accelerate to the extent not assumed or replaced by comparable Awards referencing shares of the capital stock of the successor or acquiring entity or parent thereof, and thereafter (or after a reasonable period following the Acquisition, as determined by the Committee) terminate. As to any one or more outstanding Awards which are not otherwise Accelerated in full by reason of such Acquisition, the Committee may also, either in advance of an Acquisition or at the time thereof and upon such terms as it may deem appropriate, provide for the Acceleration of such outstanding Awards in the event that the employment of the Participants should subsequently terminate following the Acquisition. Each outstanding Award that is assumed in connection with an Acquisition, or is otherwise to continue in effect subsequent to the Acquisition, will be appropriately adjusted, immediately after the Acquisition, as to the number and class of securities and other relevant terms in accordance with Section 8.1.

8.3. Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option and SAR shall terminate, but the Optionee or SAR holder (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option or SAR to the extent exercisable on the date of dissolution or liquidation.

SCH-13

8.4. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

8.5. Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock, and Performance Goals and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

9. Change of Control.

Except as otherwise provided below, upon the occurrence of a Change of Control:

(a) any and all Options and Stock Appreciation Rights not already exercisable in full shall continue vest and become exercisable after the Change of Control in accordance with the terms of the Plan and the applicable Award Agreement; provided, however, that such Options and Stock Appreciation Rights shall Accelerate in full upon any termination by the Company or an Affiliate of the Participant’s employment or other association with the Company and its Affiliates (or any successor thereto), other than on dismissal for cause, within one year following the Change of Control and;

(b) any Restricted Stock and Restricted Stock Units still subject to a Risk of Forfeiture at the date of the Change of Control which Risk is not based on achievement of Performance Goals shall continue to vest after the Change of Control in accordance with the terms of the Plan and the applicable Award Agreement; provided, however, that such Restricted Stock and Restricted Stock Units shall Accelerate in full upon any termination by the Company or an Affiliate of the Participant’s employment or other association with the Company and its Affiliates (or any successor thereto), other than on dismissal for cause, within one year following the Change of Control; and

(c) all outstanding Awards of Restricted Stock and Restricted Stock Units conditioned on the achievement of Performance Goals and the target payout opportunities attainable under outstanding Performance Units shall be deemed to have been satisfied as of the effective date of the Change of Control as to a pro rata number of shares based on the assumed achievement of all relevant Performance Goals and the length of time within the Performance Period which has elapsed prior to the Change of Control and the balance forfeited. All such Awards of Performance Units and Restricted Stock Units shall be paid to the extent earned to Participants in accordance with their terms within thirty (30) days following the effective date of the Change of Control.

None of the foregoing shall apply, however: (i) in the case of a Qualified Performance-Based Award specifically designated as such by the Committee at the time of grant (except to the extent allowed by Section 162(m) of the Code); (ii) in the case of any Award pursuant to an Award Agreement requiring other or additional terms upon a

SCH-14

Change of Control (or similar event); or (iii) if specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges.

10. Settlement of Awards.

10.1. In General. Options and Restricted Stock shall be settled in accordance with their terms. All other Awards may be settled in cash, Stock, or other Awards, or a combination thereof, as determined by the Committee at or after grant and subject to any contrary Award Agreement. The Committee may not require settlement of any Award in Stock pursuant to the immediately preceding sentence to the extent issuance of such Stock would be prohibited or unreasonably delayed by reason of any other provision of the Plan.

10.2. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission or the applicable Canadian securities regulators, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission or the applicable Canadian securities regulators, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933 or qualified for distribution in accordance with applicable Canadian securities laws, as appropriate; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws or is exempt from the prospectus from the prospectus and registration requirements of any applicable Canadian securities laws, as appropriate.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

10.3. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company.

10.4. Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt (i) from the registration requirements of that Act and any applicable state securities laws or (ii) from the prospectus and registration requirements of any applicable Canadian securities laws, as may be applicable, and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, including any applicable Canadian securities laws, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder

SCH-15

of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 10.5, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6. Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 10.4 in addition to any other applicable restriction under the Plan and the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.7. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

11. Reservation of Shares.

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

SCH-16

12. Limitation of Rights in Stock; No Special Service Rights.

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company. The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

13. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14. Non-exclusivity of Plan.

Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Termination and Amendment of Plan.

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares and on the same or different terms and conditions (including but not limited to the exercise price of any Option). Furthermore, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification

SCH-17

or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

Notwithstanding the foregoing, however, neither the Board nor the Committee shall reduce the exercise price of any outstanding Option or SAR, or the purchase price of any Restricted Stock, or cancel and reissue any Award at a lower exercise or purchase price, unless such action is approved by the shareholders of the Company or results from the application of the adjustment provisions of Article 8 of the Plan.

16. Notices and Other Communications.

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

17. Governing Law.

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Province of Ontario, without regard to the conflict of laws principles thereof.

SCH-18

GSI GROUP INC.

9th Floor, 100 University Avenue

Toronto, Ontario M5J 2Y1

www.computershare.com

Security Class	COMMON

Holder Account Number

____ Fold

Form of Proxy - Annual and Special Meeting Shareholders to be held on May 15, 2006

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.      Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.      If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.      The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

____ Fold

6.      The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 5:00 pm, Eastern Time, on May 11, 2006.

Appointment of Proxyholder

The undersigned shareholder of GSI Group Inc. (the “Company”) hereby appoints Charles D. Winston, President and Chief Executive Officer and a director or, failing him, Thomas R. Swain, Vice President, Finance	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of Shareholders to be held at The Bedford Renaissance Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts on Monday, May 15, 2006 at 2:00 p.m. (EDT) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		F.or	Withhold		For	Withhold

01. Richard B. Black	☐	☐	02. Garrett A. Garrettson	☐	☐	03. Phillip A. Griffiths, Ph.D.	☐	☐	04. Marina Hatsopoulos	☐	☐	____ Fold

05. Byron O. Pond	☐	☐	06. Benjamin J. Virgilio	☐	☐	07. Charles D. Winston	☐	☐		☐	☐

2. Appointment of Auditors	For	Withhold

Ratification of selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐

3. Special Resolution	For	Against

Approval of the Company’s adoption of the 2006 Equity Incentive Plan as described in the management proxy circular accompanying this notice.	☐	☐
____ Fold

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.		MM/DD/YY

Interim Financial Statements		Annual Report

Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	☐	Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.